Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 31, 2025, with respect to our audits of Klotho Neurosciences, Inc. and Subsidiaries’ (the “Company”) consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, in the Company’s Form S-8 (“Registration Statement).

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

BCRG GROUP

/s/ BCRG GROUP

Irvine, California

November 6, 2025